SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2008

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Southern Company (“Southern Company”) announced that its Board of Directors elected Thomas A. Fanning as Executive Vice President and Chief Operating Officer of Southern Company and W. Paul Bowers as Executive Vice President and Chief Financial Officer of Southern Company, each effective February 1, 2008.

Mr. Fanning, 50, has served as Executive Vice President and Chief Financial Officer of Southern Company since May 2007 and previously served as Executive Vice President, Chief Financial Officer and Treasurer from April 2003 to May 2007. Mr. Fanning also previously served as President and Chief Executive Officer of Gulf Power Company, a wholly-owned subsidiary of Southern Company, from May 2002 to April 2003.

Mr. Bowers, 51, has served as Executive Vice President of Southern Company since May 2007 and President of Southern Company Generation, a business unit of Southern Company, and Executive Vice President of Southern Company Services, Inc., a wholly-owned subsidiary of Southern Company, since May 2001. Mr. Bowers previously served as President and Chief Executive Officer of Southern Power Company, a wholly-owned subsidiary of Southern Company, from May 2001 to March 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2008	THE SOUTHERN COMPANY By /s/Patricia L. Roberts Patricia L. Roberts Assistant Secretary